EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended 2002 Management Equity Incentive Plan of our report dated December 19, 2005, that accompanies consolidated financial statements of Meritage Hospitality Group Inc. and Subsidiaries included in its Annual Report (Form 10-K) for the year ended November 27, 2005, filed with the Securities and Exchange Commission.

/s/ PLANTE & MORAN PLLC

Grand Rapids, MI
February 21, 2006